Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Fourth Quarter and Annual 2015 Results

Earnings driven by strong growth, expense control, successful acquisition, and solid credit quality.

EUGENE, Ore., January 20, 2016 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter highlights:

•	Achieved record net income of $5.5 million, or $0.28 per diluted share.

•	Achieved a return on average assets of 1.16%.

•	Improved tax-equivalent net interest margin to 4.36%.

•	Efficiency ratio of 55.50%.

•	Declared first quarter 2016 regular quarterly cash dividend of $0.11 per share.

•	Recognized for the 16th consecutive year by Oregon Business magazine and for the 5th consecutive year by Seattle Business magazine as one of the Top 100 Companies to Work For.

•	Recognized by Seattle Business magazine as the Business of the Year.

Full Year 2015 Highlights:

•	Asset growth of $405 million, or 26.93%.

•	Achieved annual net income of $18.8 million, or $0.97 per diluted share.

•	Achieved a return on assets of 1.05%.

•	Achieved a tax-equivalent net interest margin of 4.34%.

•	Achieved organic loan growth of $156.6 million.

Net Income

Net income for fourth quarter 2015 was $5.5 million or $0.28 per diluted share compared to net income of $3.6 million or $0.20 per diluted share in fourth quarter 2014. Annualized returns on average assets, average equity and average tangible equity for fourth quarter 2015 were 1.16%, 10.10%, and 12.60%, respectively, compared to 0.97%, 7.85%, and 9.01% for fourth quarter 2014. In addition, the Company’s efficiency ratio improved to 55.50% for fourth quarter 2015 compared to 61.39% for the same quarter in 2014.

Net income for the full-year 2015 was $18.8 million, or $0.97 per diluted share, compared to net income of $16.0 million, or $0.89 per diluted share for the full year 2014. Return on average assets, average equity and average tangible equity for the full year 2015 were 1.05%, 8.99%, and 11.14%, respectively, compared to 1.09%, 8.83%, and 10.14% for the full year 2014. The Company’s efficiency ratio improved to 59.22% for full year 2015 compared to 59.41% for the full year 2014. Included in our 2015 expenses was $1.8 million in costs associated with the acquisition of Capital Pacific Bank, compared to $470 thousand in 2014.

“We are very proud of our outstanding results accomplished by our talented and dedicated team of community bankers and support teams for both the fourth quarter and full-year of 2015,” said Roger Busse, chief executive officer. “We continued to execute on our commitment to quality growth, as is reflected in reporting our third consecutive quarter of record earnings.”

Loans

Gross loans grew by $49 million in fourth quarter 2015, and totaled $1.41 billion at December 31, 2015. Organic loan growth during the fourth quarter 2015 was primarily attributable to increased commercial and industrial lending, funding of construction loans, and local real estate lending. Loan growth during the quarter occurred in all three of the Company’s primary markets. Loans to dental professionals were flat from the previous quarter. At December 31, 2015, loans to dental practitioners totaled $340.2 million and represented 24.19% of the loan portfolio. The average tax-equivalent yield on the loan portfolio was 5.22% for the fourth quarter and 5.29% for the full-year 2015.

“Our loan growth was outstanding in 2015 and the fourth quarter was no exception with almost $50 million in organic loan growth,” said Casey Hogan, chief operating officer. “Our organic loan growth for the full year 2015 was approximately $157 million, which is on top of the $203 million in loans from the Capital Pacific acquisition. We further expanded existing relationships while growing in our markets with new clients and opportunities, and continue to be pleased with our strong pipelines as we head into the new year.”

Core Deposits

Period-end Company-defined core deposits at December 31, 2015, were $1.53 billion. Outstanding core deposits were up $68.4 million during the fourth quarter 2015. At December 31, 2015, noninterest-bearing demand deposits totaled $568.7 million and represented 37.07% of core deposits. Cost of funds on core deposits was 0.26% for both the fourth quarter and full-year 2015.

Credit Quality and Statistics

During the fourth quarter, the Company made a $520 thousand provision for loan losses and compared to $625 in the third quarter 2015. Fourth quarter 2015 provision for loan losses was primarily related to the loan growth experienced during the quarter, as credit quality statistics remained strong. As of December 31, 2015, the allowance for loan losses as a percentage of outstanding loans was 1.23%, approximately the same as it was as of September 30, 2015. With the acquisition of the Capital Pacific loan portfolio, the allowance for loan losses as a percentage of outstanding loans at December 31, 2015, declined to 1.23%, compared to 1.50% at December 31, 2014. This was a result of recording the Capital Pacific Bank acquired loans at their fair value, which included all credit risk adjustments. At December 31, 2015, the allowance for loan losses as a percentage of nonperforming loans, net of government guarantees, remained strong at 636.30%. During the fourth quarter 2015, the Company recorded net loan recoveries of $169 thousand. For the full-year 2015, the Company recorded $31 thousand in net loan charge-offs.

At December 31, 2015, nonperforming assets, net of government guarantees, totaled $14.5 million, or 0.76% of total assets, compared to $14.1 million, or 0.75% of total assets, and $15.4 million, or 1.02% of total assets, at September 30, 2015 and December 31, 2014, respectively. Nonperforming assets at December 31, 2015, were comprised of $2.7 million of nonperforming loans, net of government guarantees, and $11.7 million in other real estate owned. Loans past-due 30-89 days were 0.03% of total loans at December 31, 2015, compared to 0.14% of total loans at September 30, 2015 and 0.15% of total loans at December 31, 2014.

Net Interest Margin

The fourth quarter 2015 net interest margin averaged 4.36%, an increase of four basis points over third quarter 2015 net interest margin, and an 11 basis point improvement over fourth quarter 2014 net interest margin. The increase in the linked-quarter net interest margin was primarily due to accretion of acquired loan fair value marks. The net accretion added 15 basis points to the fourth quarter 2015 margin, compared to 13 basis points for third quarter 2015. During fourth quarter 2015, the net accretion of loan fair value marks was $671 thousand, compared to $616 thousand for third quarter 2015. Accretion of fair value marks related to both the Capital Pacific acquisition completed in March 2015 and the Century Bank acquisition completed in February 2013.

Noninterest Income and Expense

Fourth quarter 2015 noninterest income was $2.0 million, up $294 thousand from third quarter 2015, and up $690 thousand from fourth quarter 2014. The increase in linked-quarter noninterest income was primarily due to gains on sales of securities. During the fourth quarter 2015, the bank sold approximately $16.5 million of securities, realizing a gain on sale of $337 thousand. The proceeds will be reinvested with a minimal impact to the duration and yield of the portfolio. The year-over-year increase in noninterest income was due to increases in account and other service charges resulting from a combination of the Capital Pacific acquisition and organic growth and an increase in gain on sale of investment securities.

“We will continue to look for opportunities for gains when appropriate, however our strategy is to ensure that any proceeds can be reinvested to achieve a minimal change in our portfolio yield, while remaining within our duration policy guidelines,” said Rick Sawyer, chief financial officer.

Noninterest expense in fourth quarter 2015 was $11.7 million, an increase of $524 thousand from third quarter 2015. The increase relates primarily to the salaries and benefits category, which increased by $456 thousand due primarily to new staff, an adjustment to the valuation of our liability based equity awards due to an increase in our stock price, and additional bonus expense required to bring the year-end accrual up to date.

Capital Levels

The Company’s consolidated capital ratios continued to be above the minimum thresholds for the FDIC’s “well-capitalized” designation. At December 31, 2015, the Company’s Tier 1 leverage ratio, Common Equity Tier 1 risk-based capital ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 9.93%, 10.97%, 11.47%, and 12.58%, respectively. These ratios reflect the effectiveness of the U.S. Basel III regulatory capital rules. The FDIC’s minimum thresholds for a “well-capitalized” designation for these metrics were 5.00%, 6.50%, 8.00% and 10.00%, respectively.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Financial measures such as tangible shareholders’ equity, and tangible assets, are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy, funding sources and revenue trends. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and core deposit intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and core deposit intangible assets.

The following table presents a reconciliation of ending total shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) to total tangible assets (non-GAAP)

	December 31, 2015	September 30, 2015	December 31, 2014
	(In thousands)
Total shareholders’ equity	$218,491	$216,676	$184,161
Subtract:
Goodwill	39,255	39,074	22,881
Core deposit intangible assets	3,904	4,028	614

Tangible shareholders’ equity (non-GAAP)	$175,332	$173,574	$160,666

Total assets	$1,909,478	$1,878,283	$1,504,325
Subtract:
Goodwill	39,255	39,074	22,881
Core deposit intangible assets	3,904	4,028	614

Total tangible assets (non-GAAP)	$1,866,319	$1,835,181	$1,480,830

Conference Call and Audio Webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the fourth quarter 2015 on Thursday, January 21, 2016, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call: (855) 215-7498 Passcode: 1554389. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fifteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington, Denver, Colorado and San Francisco, California. Pacific Continental, with approximately $1.9 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets, including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan or deposit growth, capital position, liquidity, credit quality, credit quality trends, competition, securities portfolio and economic conditions generally and the impact and effects of recent acquisitions. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking the PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked	Year over
	December 31,	September 30,	December 31,	Quarter	Year
	2015	2015	2014	% Change	% Change
Interest and dividend income
Loans	$17,674	$17,240	$13,464	2.52%	31.27%
Taxable securities	1,707	1,713	1,499	-0.35%	13.88%
Tax-exempt securities	485	490	500	-1.02%	-3.00%
Federal funds sold & interest-bearing deposits with banks	11	7	3	57.14%	266.67%

	19,877	19,450	15,466	2.20%	28.52%

Interest expense
Deposits	805	854	782	-5.74%	2.94%
Federal Home Loan Bank & Federal Reserve borrowings	191	227	251	-15.86%	-23.90%
Junior subordinated debentures	57	57	57	0.00%	0.00%
Federal funds purchased	2	4	2	-50.00%	0.00%

	1,055	1,142	1,092	-7.62%	-3.39%

Net interest income	18,822	18,308	14,374	2.81%	30.94%
Provision for loan losses	520	625	—	-16.80%	NA

Net interest income after provision for loan losses	18,302	17,683	14,374	3.50%	27.33%

Noninterest income
Service charges on deposit accounts	705	703	552	0.28%	27.72%
Bankcard income	342	276	294	23.91%	16.33%
Bank-owned life insurance income	156	156	120	0.00%	30.00%
Gain on sale of investment securities	337	143	—	135.66%	NA
Impairment losses on investment securities (OTTI)	(8)	—	—	NA	NA
Other noninterest income	476	436	352	9.17%	35.23%

	2,008	1,714	1,318	17.15%	52.35%

Noninterest expense
Salaries and employee benefits	7,278	6,822	5,704	6.68%	27.59%
Premises and equipment	1,126	1,148	910	-1.92%	23.74%
Data processing	916	838	701	9.31%	30.67%
Legal and professional fees	538	496	364	8.47%	47.80%
Business development	507	369	472	37.40%	7.42%
FDIC insurance assessment	282	283	221	-0.35%	27.60%
Other real estate expense	42	122	111	-65.57%	-62.16%
Merger related expenses (1)	—	—	470	NA	-100.00%
Other noninterest expense	1,017	1,104	845	-7.88%	20.36%

	11,706	11,182	9,798	4.69%	19.47%

Income before provision for income taxes	8,604	8,215	5,894	4.74%	45.98%
Provision for income taxes	3,076	2,890	2,263	6.44%	35.93%

Net income	$5,528	$5,325	$3,631	3.81%	52.24%

Earnings per share:
Basic	$0.28	$0.27	$0.20	3.70%	40.00%

Diluted	$0.28	$0.27	$0.20	3.70%	40.00%

Weighted average shares outstanding:
Basic	19,598,484	19,591,666	17,717,151
Common stock equivalents attributable to stock-based awards	167,614	225,104	222,482

Diluted	19,766,098	19,816,770	17,939,633

PERFORMANCE RATIOS
Return on average assets	1.16%	1.14%	0.97%
Return on average equity (book)	10.10%	9.91%	7.85%
Return on average equity (tangible) (2)	12.60%	12.42%	9.01%
Net interest margin - fully tax-equivalent yield (3)	4.36%	4.32%	4.25%
Efficiency ratio (4)	55.50%	55.12%	61.39%

(1)	Represents expenses associated with the acquisition of Capital Pacific Bank, completed during the first quarter 2015.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA	Not applicable

PACIFIC CONTINENTAL CORPORATION

Year-to-Date Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Twelve months ended		Year over
	December 31,	December 31,	Year
	2015	2014	% Change
Interest and dividend income
Loans	$65,694	$53,855	21.98%
Taxable securities	6,532	6,191	5.51%
Tax-exempt securities	1,976	1,971	0.25%
Federal funds sold & interest-bearing deposits with banks	34	10	240.00%

	74,236	62,027	19.68%

Interest expense
Deposits	3,314	3,252	1.91%
Federal Home Loan Bank & Federal Reserve borrowings	885	1,088	-18.66%
Junior subordinated debentures	226	225	0.44%
Federal funds purchased	11	14	-21.43%

	4,436	4,579	-3.12%

Net interest income	69,800	57,448	21.50%
Provision for loan losses	1,695	—	NA

Net interest income after provision for loan losses	68,105	57,448	18.55%

Noninterest income
Service charges on deposit accounts	2,644	2,134	23.90%
Bankcard income	1,029	951	8.20%
Bank-owned life insurance income	592	473	25.16%
Gain (loss) on sale of investment securities	672	(34)	2076.47%
Impairment losses on investment securities (OTTI)	(22)	—	NA
Other noninterest income	1,710	1,471	16.25%

	6,625	4,995	32.63%

Noninterest expense
Salaries and employee benefits	27,501	23,555	16.75%
Premises and equipment	4,347	3,735	16.39%
Data processing	3,259	2,720	19.82%
Legal and professional fees	1,924	1,252	53.67%
Business development	1,640	1,531	7.12%
FDIC insurance assessment	1,051	868	21.08%
Other real estate expense	346	449	-22.94%
Merger related expense (1)	1,836	470	290.64%
Other noninterest expense	3,986	3,149	26.58%

	45,890	37,729	21.63%

Income before provision for income taxes	28,840	24,714	16.69%
Provision for income taxes	10,089	8,672	16.34%

Net income	$18,751	$16,042	16.89%

Earnings per share:
Basic	$0.97	$0.90	7.78%

Diluted	$0.97	$0.89	8.99%

Weighted average shares outstanding:
Basic	19,250,838	17,821,580
Common stock equivalents attributable to stock-based awards	141,487	223,448

Diluted	19,392,325	18,045,028

PERFORMANCE RATIOS
Return on average assets	1.05%	1.09%
Return on average equity (book)	8.99%	8.83%
Return on average equity (tangible) (2)	11.14%	10.14%
Net interest margin - fully tax-equivalent yield (3)	4.34%	4.30%
Efficiency ratio (4)	59.22%	59.41%

(1)	Represents expenses associated with the acquisition of Capital Pacific Bank, completed during the first quarter 2015.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA	Not applicable

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

				Linked	Year over
	December 31,	September 30,	December 31,	Quarter	Year
	2015	2015	2014	% Change	% Change
ASSETS
Cash and due from banks	$23,819	$21,698	$20,929	9.78%	13.81%
Interest-bearing deposits with banks	12,856	11,293	4,858	13.84%	164.64%

Total cash and cash equivalents	36,675	32,991	25,787	11.17%	42.22%
Securities available-for-sale	366,598	387,073	351,946	-5.29%	4.16%
Loans, net of deferred fees	1,404,482	1,355,807	1,045,021	3.59%	34.40%
Allowance for loan losses	(17,301)	(16,612)	(15,637)	4.15%	10.64%
Interest receivable	5,721	5,688	4,773	0.58%	19.86%
Federal Home Loan Bank stock	5,208	6,768	10,019	-23.05%	-48.02%
Property and equipment, net of accumulated depreciation	18,014	17,708	17,820	1.73%	1.09%
Goodwill and intangible assets	43,159	43,102	23,495	0.13%	83.69%
Deferred tax asset	5,670	5,319	4,464	6.60%	27.02%
Other real estate owned	11,747	11,854	13,374	-0.90%	-12.17%
Bank-owned life insurance	22,884	22,727	16,609	0.69%	37.78%
Other assets	6,621	5,858	6,654	13.02%	-0.50%

Total assets	$1,909,478	$1,878,283	$1,504,325	1.66%	26.93%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$568,688	$544,009	$407,311	4.54%	39.62%
Savings and interest-bearing checking	889,802	831,933	646,101	6.96%	37.72%
Core time deposits	75,452	89,605	57,449	-15.79%	31.34%

Total core deposits (2)	1,533,942	1,465,547	1,110,861	4.67%	38.09%
Non-core time deposits	63,151	59,407	98,232	6.30%	-35.71%

Total deposits	1,597,093	1,524,954	1,209,093	4.73%	32.09%
Securities sold under agreements to repurchase	71	302	93	-76.49%	-23.66%
Federal funds and overnight funds purchased	—	5,000	—	-100.00%	NA
Federal Home Loan Bank borrowings	77,500	116,500	96,000	-33.48%	-19.27%
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	8,075	6,603	6,730	22.29%	19.99%

Total liabilities	1,690,987	1,661,607	1,320,164	1.77%	28.09%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 19,604,192 at December 31, 2015, 19,591,703 at September 30, 2015 and 17,716,776 at December 31, 2014	156,099	155,695	131,375	0.26%	18.82%
Retained earnings	59,693	56,320	48,984	5.99%	21.86%
Accumulated other comprehensive income	2,699	4,661	3,802	-42.09%	-29.01%

	218,491	216,676	184,161	0.84%	18.64%

Total liabilities and shareholders’ equity	$1,909,478	$1,878,283	$1,504,325	1.66%	26.93%

CAPITAL RATIOS
Total capital (to risk weighted assets) (3)	12.58%	12.58%	15.73%
Tier I capital (to risk weighted assets) (3)	11.47%	11.49%	14.48%
Common equity tier 1 capital (to risk weighted assets) (3)	10.97%	11.00%	NA
Tier I capital (to leverage assets) (3)	9.93%	9.88%	11.33%
Tangible common equity (to tangible assets)(1)	9.39%	9.46%	10.85%
Tangible common equity (to risk-weighted assets)(1)	10.96%	11.08%	14.11%
OTHER FINANCIAL DATA
Shares outstanding at end of period	19,604,192	19,591,703	17,716,776
Tangible shareholders’ equity(1)	$175,332	$173,574	$160,666
Book value per share	$11.15	$11.06	$10.39
Tangible book value per share	$8.94	$8.86	$9.07

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(3)	In first quarter 2015, the U.S. Basel III capital framework methodology was implemented for all banks. The 2015 capital ratios have been presented based on the new methodology. Capital ratios prior to 2015 have not been restated in conformity with the new methodology.

PACIFIC CONTINENTAL CORPORATION

Loans by Type

(In thousands)

(Unaudited)

				Linked	Year over
	December 31,	September 30,	December 31,	Quarter	Year
	2015	2015	2014	% Change	% Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$66,445	$64,083	$51,586	3.69%	28.80%
Residential 1-4 family	53,776	58,313	47,222	-7.78%	13.88%
Owner-occupied commercial	364,742	353,255	259,805	3.25%	40.39%
Nonowner-occupied commercial	300,774	288,539	201,558	4.24%	49.22%

Total permanent real estate loans	785,737	764,190	560,171	2.82%	40.27%
Construction loans:
Multi-family residential	7,027	9,340	8,472	-24.76%	-17.06%
Residential 1-4 family	30,856	30,834	28,109	0.07%	9.77%
Commercial real estate	42,680	39,259	18,595	8.71%	129.52%
Commercial bare land and acquisition & development	20,537	16,947	12,159	21.18%	68.90%
Residential bare land and acquisition & development	7,268	7,602	6,632	-4.39%	9.59%

Total construction real estate loans	108,368	103,982	73,967	4.22%	46.51%

Total real estate loans	894,105	868,172	634,138	2.99%	41.00%
Commercial loans	501,976	479,018	406,568	4.79%	23.47%
Consumer loans	3,351	3,575	3,862	-6.27%	-13.23%
Other loans	6,580	6,280	1,443	4.78%	355.99%

Gross loans	1,406,012	1,357,045	1,046,011	3.61%	34.42%
Deferred loan origination fees	(1,530)	(1,238)	(990)	23.59%	54.55%

	1,404,482	1,355,807	1,045,021	3.59%	34.40%
Allowance for loan losses	(17,301)	(16,612)	(15,637)	4.15%	10.64%

	$1,387,181	$1,339,195	$1,029,384	3.58%	34.76%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$379,048	$368,666	$363,953	2.82%	4.15%
Portland market gross loans, period-end	667,995	647,527	407,466	3.16%	63.94%
Seattle market gross loans, period-end	142,104	137,830	119,095	3.10%	19.32%
National health care gross loans, period-end (1)	216,865	203,022	155,497	6.82%	39.47%

Total gross loans, period-end	$1,406,012	$1,357,045	$1,046,011	3.61%	34.42%

DENTAL LOAN DATA (2)
Local Dental gross loans, period-end	$145,817	$155,137	$159,427	-6.01%	-8.54%
National Dental gross loans, period-end	194,345	185,161	146,965	4.96%	32.24%

Total gross dental loans, period-end	$340,162	$340,298	$306,392	-0.04%	11.02%

(1)	National health care loans include loans to health care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, West of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,374,281	$1,335,897	$1,028,724	$1,270,129	$1,025,889
Allowance for loan losses	(16,820)	(16,275)	(15,675)	(16,142)	(15,707)

Loans, net of allowance	1,357,461	1,319,622	1,013,049	1,253,987	1,010,182
Securities and short-term deposits	396,852	400,428	356,389	391,888	351,975

Earning assets	1,754,313	1,720,050	1,369,438	1,645,875	1,362,157
Noninterest-earning assets	138,949	139,368	115,104	136,957	114,903

Assets	$1,893,262	$1,859,418	$1,484,542	$1,782,832	$1,477,060

Interest-bearing core deposits(1)	$942,360	$944,216	$678,381	$887,901	$654,965
Noninterest-bearing core deposits(1)	584,445	538,768	404,569	518,267	376,175

Core deposits(1)	1,526,805	1,482,984	1,082,950	1,406,168	1,031,140
Noncore interest-bearing deposits	59,986	62,481	93,988	69,647	101,288

Deposits	1,586,791	1,545,465	1,176,938	1,475,815	1,132,428
Borrowings	81,872	93,211	116,567	91,700	156,765
Other noninterest-bearing liabilities	7,501	7,512	7,580	6,817	6,105

Liabilities	1,676,164	1,646,188	1,301,085	1,574,332	1,295,298

Shareholders’ equity (book)	217,098	213,230	183,457	208,500	181,762

Liabilities and equity	$1,893,262	$1,859,418	$1,484,542	$1,782,832	$1,477,060

Shareholders’ equity (tangible)(2)	$174,051	$170,062	$159,947	$168,317	$158,206

Period-end earning assets	$1,766,635	$1,737,561	$1,386,188

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$787,521	$747,298	$672,527
Portland market core deposits, period-end(1)	552,283	549,113	276,453
Seattle market core deposits, period-end(1)	194,138	169,136	161,881

Total core deposits, period-end(1)	1,533,942	1,465,547	1,110,861
Other deposits, period-end	63,151	59,407	98,232

Total	$1,597,093	$1,524,954	$1,209,093

Eugene market core deposits, average(1)	$783,391	$776,755	$668,927
Portland market core deposits, average(1)	562,026	537,911	263,757
Seattle market core deposits, average(1)	181,388	168,318	150,266

Total core deposits, average(1)	1,526,805	1,482,984	1,082,950
Other deposits, average	59,986	62,481	93,988

Total	$1,586,791	$1,545,465	$1,176,938

NET INTEREST MARGIN RECONCILIATION
Yield on average loans (3)	5.22%	5.24%	5.27%	5.29%	5.33%
Yield on average securities(4)	2.55%	2.52%	2.53%	2.53%	2.62%

Yield on average earning assets(4)	4.60%	4.59%	4.56%	4.61%	4.63%
Rate on average interest-bearing core deposits	0.26%	0.25%	0.28%	0.26%	0.29%
Rate on average interest-bearing non-core deposits	1.30%	1.58%	1.29%	1.40%	1.35%

Rate on average interest-bearing deposits	0.32%	0.34%	0.40%	0.35%	0.43%
Rate on average borrowings	1.21%	1.23%	1.06%	1.22%	0.85%

Cost of interest-bearing funds	0.39%	0.41%	0.49%	0.42%	0.50%

Interest rate spread(4)	4.21%	4.17%	4.07%	4.19%	4.13%

Net interest margin- fully tax equivalent yield(4)	4.36%	4.32%	4.25%	4.34%	4.30%

Acquiredloan fair value accretion impact to net interest margin (5)	0.15%	0.13%	0.03%	0.14%	0.04%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Interest income includes recognized loan origination fees of $223, $152, and $149 for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively, and $702 and $574 for the twelve months ended December 31, 2015 and 2014, respectively.
(4)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The tax equivalent yield adjustment to interest earned on loans was $198, $173 and $29 for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014 , respectively, and $612 and $123 for the twelve months ended December 31, 2015 and 2014, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $261, $264 and $269 for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014 , respectively, and $1,064 and $1,061 for the twelve months ended December 31, 2015 and 2014, respectively.
(5)	During the three months ended December 31, 2015, September 30, 2015, and December 31, 2014, accretion of the fair value adjustment on acquired loans contributed to interest income was $671, $616, and $90, respectively, and $2,291 and $526 for the twelve months ended December 31, 2015 and 2014, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(Dollars in thousands)

(Unaudited)

	December 31,	September 30,	December 31,
	2015	2015	2014
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	733	569	321
Owner-occupied commercial	2,369	2,371	599
Nonowner-occupied commercial	790	829	906

Total permanent real estate loans	3,892	3,769	1,826
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	53	53	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	53	53	—

Total real estate loans	3,945	3,822	1,826
Commercial loans	1,564	983	869

Total nonaccrual loans	5,509	4,805	2,695
90-days past due and accruing interest	—	—	—
Total nonperforming loans	5,509	4,805	2,695

Nonperforming loans guaranteed by government	(2,790)	(2,574)	(706)
Net nonperforming loans	2,719	2,231	1,989

Other real estate owned	11,747	11,854	13,374

Total nonperforming assets, net of guaranteed loans	$14,466	$14,085	$15,363

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.23%	1.22%	1.50%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	636.30%	744.60%	786.17%
Quarter-to-date net loan charge offs (recoveries) as a percentage of average loans, annualized	-0.02%	0.00%	0.03%
Net nonperforming loans as a percentage of total loans	0.19%	0.16%	0.19%
Nonperforming assets as a percentage of total assets	0.76%	0.75%	1.02%
Consolidated classified asset ratio(1)	23.03%	25.14%	24.54%
Past due as a percentage of total loans (2)	0.03%	0.14%	0.15%

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$16,612	$16,013	$15,722	$15,637	$15,917
Provision for loan losses	520	625	—	1,695	—
Loan charge-offs	(69)	(105)	(181)	(700)	(835)
Loan recoveries	238	79	96	669	555

Net recoveries (charge-offs)	169	(26)	(85)	(31)	(280)

Balance at end of period	$17,301	$16,612	$15,637	$17,301	$15,637

(1)	Consolidated classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Consolidated Financial Highlights

(Dollars in thousands, except share and per share data)

(Unaudited)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2015	2015	2015	2015	2014
EARNINGS
Net interest income	$18,822	$18,308	$17,696	$14,972	$14,374
Provision for loan loss	$520	$625	$550	$—	$—
Noninterest income	$2,008	$1,714	$1,627	$1,276	$1,318
Noninterest expense	$11,706	$11,182	$11,030	$11,972	$9,798
Net income	$5,528	$5,325	$5,095	$2,802	$3,631
Basic earnings per share	$0.28	$0.27	$0.26	$0.15	$0.20
Diluted earnings per share	$0.28	$0.27	$0.26	$0.15	$0.20
Average shares outstanding	19,598,484	19,591,666	19,562,363	18,232,076	17,717,270
Average diluted shares outstanding	19,766,098	19,816,770	19,788,884	18,444,971	17,939,752
PERFORMANCE RATIOS
Return on average assets	1.16%	1.14%	1.14%	0.72%	0.97%
Return on average equity (book)	10.10%	9.91%	9.68%	5.91%	7.85%
Return on average equity (tangible) (1)	12.60%	12.42%	12.18%	7.05%	9.01%
Net interest margin - fully tax equivalent yield (2)	4.36%	4.32%	4.39%	4.29%	4.25%
Efficiency ratio (tax equivalent) (3)	55.50%	55.12%	56.30%	72.47%	61.39%
Full-time equivalent employees	322	321	322	317	288
CAPITAL
Tier 1 leverage ratio (4)	9.93%	9.88%	10.01%	11.31%	11.33%
Common Equity tier 1 ratio (4)	10.97%	11.00%	11.27%	11.41%	NA
Tier 1 risk based ratio (4)	11.47%	11.49%	11.78%	11.97%	14.48%
Total risk based ratio (4)	12.58%	12.58%	12.88%	13.08%	15.73%
Book value per share	$11.15	$11.06	$10.82	$10.80	$10.39
Regular cash dividend per share	$0.11	$0.11	$0.10	$0.10	$0.10
Special cash dividend per share	NA	NA	NA	NA	$0.05
ASSET QUALITY
Allowance for loan losses (ALL)	$17,301	$16,612	$16,013	$15,724	$15,637
Non performing loans (NPLs) net of government guarantees	$2,719	$2,231	$2,258	$2,635	$1,989
Non performing assets (NPAs) net of government guarantees	$14,466	$14,085	$14,924	$16,802	$15,363
Net loan (recoveries) charge offs	$(169)	$26	$261	$(87)	$85
ALL as a percentage of gross loans	1.23%	1.23%	1.23%	1.25%	1.50%
ALL as a % NPLs, net of government guarantees	636.30%	744.60%	709.17%	596.74%	786.17%
Net loan charge offs (recoveries) to average loans	-0.02%	0.00%	0.05%	-0.03%	0.03%
Net NPLs as a percentage of total loans	0.19%	0.16%	0.17%	0.21%	0.19%
Nonperforming assets as a percentage of total assets	0.76%	0.75%	0.82%	0.94%	1.02%
Consolidated classified asset ratio(5)	23.03%	25.14%	26.52%	27.60%	24.54%
Past due as a percentage of total loans (6)	0.03%	0.14%	0.19%	0.35%	0.15%
END OF PERIOD BALANCES
Total securities and short term deposits	$379,454	$398,366	$393,408	$391,988	$356,804
Total loans net of allowance	$1,387,181	$1,339,195	$1,288,919	$1,238,982	$1,029,384
Total earning assets	$1,766,635	$1,737,561	$1,682,327	$1,630,970	$1,386,188
Total assets	$1,909,478	$1,878,283	$1,830,942	$1,780,849	$1,504,325
Total non-interest bearing deposits	$568,688	$544,009	$531,697	$503,735	$407,311
Core deposits (7)	$1,533,942	$1,465,547	$1,445,218	$1,417,397	$1,110,861
Total deposits	$1,597,093	$1,524,954	$1,514,181	$1,496,747	$1,209,093
AVERAGE BALANCES
Total securities and short term deposits	$396,852	$400,428	$398,836	$371,061	$356,389
Total loans net of allowance	$1,357,461	$1,319,622	$1,257,366	$1,077,706	$1,013,049
Total earning assets	$1,754,313	$1,720,050	$1,656,202	$1,448,767	$1,369,438
Total assets	$1,893,262	$1,859,418	$1,800,527	$1,573,767	$1,484,542
Total non-interest bearing deposits	$584,445	$538,768	$508,259	$439,780	$404,569
Core deposits (7)	$1,526,805	$1,482,984	$1,409,836	$1,200,618	$1,082,950
Total deposits	$1,586,791	$1,545,465	$1,483,305	$1,283,604	$1,176,938

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.
(4)	In first quarter 2015, the U.S. Basel III capital framework methodology was implemented for all banks. The 2015 capital ratios have been presented based on the new methodology. Capital ratios prior to 2015 have not been restated in conformity with the new methodology.
(5)	The sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(6)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(7)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.

NA	Not applicable